UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Linde plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ADVERTISEMENT OF COURT MEETING

THE HIGH COURT

No. 2022/245 COS

IN THE MATTER OF LINDE PLC

– and –

IN THE MATTER OF THE COMPANIES ACT 2014

– and –

IN THE MATTER OF A PROPOSAL FOR A SCHEME OF ARRANGEMENT PURSUANT TO PART 9,

CHAPTER 1 OF THE COMPANIES ACT 2014

– and –

IN THE MATTER OF THE IRISH TAKEOVER PANEL ACT 1997

NOTICE

NOTICE IS HEREBY GIVEN that an Originating Notice of Motion was made returnable before the Irish High Court on 5 December 2022 applying for an Order pursuant to Section 450(3) of the Companies Act 2014 (the “Act”) directing that a meeting of the holders of Scheme Shares (as defined in the scheme document (the “Scheme Document”)) further to the proposed scheme of arrangement between Linde Public Limited Company (the “Company”) and the holders of the Scheme Shares (the “Scheme”), be convened to consider and, if thought appropriate, to approve (with or without modification(s), additions(s) or condition(s) imposed by the Irish High Court) the Scheme (such meeting, the “Court Meeting”, which expression shall include any adjourned or postponed meeting).

The purpose of the Scheme is to provide for the transfer of the Scheme Shares to New Linde (as defined in the Scheme Document) in consideration for the allotment and issue of New Linde Shares to the Scheme Shareholders.

By Order of the High Court dated 5 December 2022, the Irish High Court ordered that the Court Meeting be convened at 10 Riverview Drive, Danbury, Connecticut 06810, United States with access by technological means from Arthur Cox LLP offices in Dublin, Ireland on 18 January 2023 at 10:00 a.m. Eastern time (3.00 p.m. Irish Time) where the Court Meeting will be audio cast through the Microsoft Teams platform, for the purpose of considering and, if thought appropriate, approving (with or without modification(s), additions(s) or condition(s) imposed by the Irish High Court) the Scheme.

The High Court directed that the notice of the Court Meeting be sent on or about 9 December 2022.

The High Court ordered that the entitlement to attend and vote at the Court Meeting and the number of votes which may be cast thereat be determined by reference to the register of members of the Company at 10:00 a.m. Eastern time (3.00 p.m. Irish time) on 16 January 2023 (or, if the Scheme Meeting is adjourned or postponed, 10:00 a.m. Eastern time (3.00 p.m. Irish time) on the date that falls 48 hours before the time for the adjourned or postponed meeting) (the “Voting Record Time”). All such members are invited to attend the Court Meeting at the place and time set out above or via the Microsoft Teams platform at the Arthur Cox LLP offices in Dublin, Ireland, as detailed in the proxy statement distributed to the shareholders of the Company on or about 9 December 2022.

In addition to the approvals to be sought at the Court Meeting, the Scheme will require the passing of certain resolutions at a separate extraordinary general meeting of the Company to be convened at the same location on 18 January 2023 at 10:15 a.m. Eastern time (3.15 p.m. Irish Time) or, if later, as soon thereafter as the Court Meeting shall have been concluded or adjourned, and at which place and time all shareholders of record as of the Voting Record Time are invited to attend in person or via the Microsoft Teams platform at the Arthur Cox LLP offices in Dublin, Ireland.

Copies of the Scheme, and the scheme circular prepared pursuant to Section 452 of the Act, which are included in the proxy statement distributed to the shareholders of the Company on or about 9 December 2022, can be obtained from the registered office of the Company at Ten Earlsfort Terrace, Dublin 2, Ireland. The proxy statement that includes the Scheme has been filed with the U.S. Securities and Exchange Commission and is available on its website and is also available on the Company’s website at https://investors.linde.com/ proxystatement website.

13 December 2022

ARTHUR COX

Solicitors for the Company

Ten Earlsfort Terrace

Dublin 2 D02 T380 Ireland

Conall.OShaughnessy@arthurcox.com